Exhibit 8.1

December 6, 2021

Super Group (SGHC) Limited

Kingsway House, Havilland Street

St. Peter Port, Guernsey

GYI 2QE

Ladies and Gentlemen:

We have acted as counsel to SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (”SGHC”), in connection with (i) the Business Combination Agreement (together with all exhibits and attachments thereto, the “Business Combination Agreement”), dated April 23, 2021, as amended on November 16, 2021, by and among Sports Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), SGHC, Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“NewCo”), Super Group (SGHC) Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”) and (ii) the Share for Share Exchange Agreement, by and among SGHC, NewCo and each of the shareholders set forth on the schedules thereto, dated April 23, 2021 (the “Exchange Agreement”).

Pursuant to the Business Combination Agreement, the Exchange Agreement and certain other agreements referenced therein, (i) existing holders of the Company will exchange their shares in SGHC for shares of NewCo (the “Pre-Closing Reorganization”) and (ii) Merger Sub will merge with and into SEAC (the “Merger”, and together with the Pre-Closing Reorganization, the “Business Combination”), with SEAC surviving the Merger as a wholly-owned subsidiary of NewCo. All section references, unless otherwise indicated, are to the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This opinion is being delivered in connection with the Registration Statement on Form F-4 of NewCo, and the proxy statement/prospectus contained therein, filed in connection with the Business Combination (the “Registration Statement”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Business Combination Agreement, the Registration Statement, certain customary tax representation letters provided by NewCo, SGHC and Merger Sub, on the one hand, and SEAC, on the other hand (the “Tax Representation Letters”), and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

In rendering this opinion, we have assumed without investigation or verification that the facts and factual statements set forth in the Business Combination Agreement, the Exchange Agreement and the Registration Statement, or otherwise made to us, are true, correct and complete in all material respects; that the Business Combination will be completed in accordance with the Business Combination Agreement and the Exchange Agreement; that the statements, representations, and agreements contained in the Tax Representation Letters are true, accurate and complete; that there is no change in applicable law between the date hereof and the effective time of the Business Combination; that any representation in any of the documents referred to herein that is made based on the knowledge, belief or intention (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy or change in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Cooley LLP 1333 2nd Street Suite 400 Santa Monica, CA 90401

t: +1 310 883 6400 f: +1 310 883 6500 cooley.com

December 6, 2021

Page Two

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to reinterpretation or change (possibly with retroactive effect). The opinion we express herein is limited solely to matters governed by the federal income tax laws of the United States. No opinion may be implied or inferred beyond that which is stated expressly in this opinion letter. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position or that any such contrary position will not be sustained by the courts. In addition, no assurances can be given that a change in the law on which our opinion is based, or the interpretation thereof, will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

The statements in the Registration Statement under the heading “Material Tax Considerations—Material U.S. Federal Income Tax Considerations” insofar as such statements purport to summarize matters of U.S. federal income tax laws, fairly present, to the extent required by the Securities Act and the rules and regulations thereunder, in all material respects, such U.S. federal income tax laws.

This opinion is being furnished in connection with the filing of the Registration Statement, and cannot to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. Our opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. We are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue, inaccurate or incomplete, in which case, our opinions shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy or incompletion affects the accuracy of the opinion provided herein.

Sincerely,

/s/ COOLEY LLP

Cooley LLP 1333 2nd Street Suite 400 Santa Monica, CA 90401

t: +1 310 883 6400 f: +1 310 883 6500 cooley.com

December 6, 2021

Super Group (SGHC) Limited

Kingsway House, Havilland Street

St. Peter Port, Guernsey

GYI 2QE

Ladies and Gentlemen:

We have acted as counsel to SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (”SGHC”), in connection with (i) the Business Combination Agreement (together with all exhibits and attachments thereto, the “Business Combination Agreement”), dated April 23, 2021, as amended November 16, 2021, by and among Sports Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), SGHC, Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“NewCo”), Super Group (SGHC) Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”) and (ii) the Share for Share Exchange Agreement, by and among SGHC, NewCo and each of the shareholders set forth on the schedules thereto, dated April 23, 2021 (the “Exchange Agreement”).

Pursuant to the Business Combination Agreement, the Exchange Agreement and certain other agreements referenced therein, (i) existing holders of the Company will exchange their shares in SGHC for shares of NewCo (the “Pre-Closing Reorganization”) and (ii) Merger Sub will merge with and into SEAC (the “Merger”, and together with the Pre-Closing Reorganization, the “Business Combination”), with SEAC surviving the Merger as a wholly-owned subsidiary of NewCo. All section references, unless otherwise indicated, are to the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This opinion is being delivered in connection with the Registration Statement on Form F-4 of NewCo, and the proxy statement/prospectus contained therein, filed in connection with the Business Combination (the “Registration Statement”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Business Combination Agreement, the Registration Statement, certain customary tax representation letters provided by NewCo, SGHC and Merger Sub, on the one hand, and SEAC, on the other hand (the “Tax Representation Letters”), and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

In rendering this opinion, we have assumed without investigation or verification that the facts and factual statements set forth in the Business Combination Agreement, the Exchange Agreement and the Registration Statement, or otherwise made to us, are true, correct and complete in all material respects; that the Business Combination will be completed in accordance with the Business Combination Agreement and the Exchange Agreement; that the statements, representations, and agreements contained in the Tax Representation Letters are true, accurate and complete; that there is no change in applicable law between the date hereof and the effective time of the Business Combination; that any representation in any of the documents referred to herein that is made based on the knowledge, belief or intention (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy or change in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Cooley LLP 1333 2nd Street Suite 400 Santa Monica, CA 90401

t: +1 310 883 6400 f: +1 310 883 6500 cooley.com

December 6, 2021

Page Two

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to reinterpretation or change (possibly with retroactive effect). The opinion we express herein is limited solely to matters governed by the federal income tax laws of the United States. No opinion may be implied or inferred beyond that which is stated expressly in this opinion letter. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position or that any such contrary position will not be sustained by the courts. In addition, no assurances can be given that a change in the law on which our opinion is based, or the interpretation thereof, will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth therein and herein, it is our opinion, under currently applicable United States federal income tax law, that the Business Combination should qualify as a transaction described in Section 351 of the Code.

This opinion is being furnished in connection with the filing of the Registration Statement, and cannot to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. Our opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. We are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue, inaccurate or incomplete, in which case, our opinions shall be void and of no force or effect, but only to the extent that such untruth, inaccuracy or incompletion affects the accuracy of the opinion provided herein.

Sincerely,

/s/ COOLEY LLP

Cooley LLP 1333 2nd Street Suite 400 Santa Monica, CA 90401

t: +1 310 883 6400 f: +1 310 883 6500 cooley.com